Exhibit 99.1

Aerie Pharmaceuticals Reports Third Quarter 2013 Financial Results and

Provides Business and Product Development Update

Aerie Successfully Completes Initial Public Offering

Proceeding with Clinical Trials for Highly Differentiated Glaucoma Products

Conference Call and Webcast Today, December 4, at 5:00 p.m. ET

BEDMINSTER, N.J. & RESEARCH TRIANGLE PARK, N.C. & NEWPORT BEACH, Calif., December 4, 2013 — (BUSINESS WIRE)—Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class glaucoma therapies, today reported financial results for the third quarter and nine months ended September 30, 2013 and provided an update on the Company’s business highlights.

Aerie Highlights

•

Closed its initial public offering (IPO) on October 30, 2013, generating gross proceeds of $77.3 million, and $68.3 million after IPO fees and expenses. As of November 30, 2013, Aerie had approximately $70.5 million of cash on its balance sheet.

•

Proceeds are expected to fund AR-13324 Phase 3 development through NDA filing currently forecasted in the first half of 2016, and PG324 development through expected completion of its Phase 2b trial in the summer of 2014 and including subsequent follow-on Phase 3 preparatory activities.

•	All product candidates are internally developed with patent protection through at least 2030 in the U.S., and all rights are retained by Aerie.

“Aerie made significant progress in 2013, capped off with our successful IPO which provides the capital for us to continue to fund development of our highly differentiated product portfolio,” said Vicente Anido, Ph.D., Chairman and Chief Executive Officer at Aerie. “We are currently preparing for our dual-action AR-13324 Phase 3 registration trials, which are expected to commence in the summer of 2014, and our Phase 2b clinical trial for triple-action PG324, which is expected to commence early in the first quarter of 2014.”

Product Development Update

Aerie’s first-in-class product candidates are all single drop, once-daily dosing, that are well tolerated and have shown no systemic drug-related adverse events.

Dual-Action AR-13324

AR-13324 has a novel dual-action mechanism of action (MOA) that we believe, if approved, would render this product the only once-daily drug available that specifically targets the trabecular meshwork (TM), the eye’s primary fluid drain and the diseased tissue responsible for elevated intraocular pressure (IOP) in glaucoma. We believe AR-13324, which increases TM drainage through Rho Kinase (ROCK) inhibition, will also be the first glaucoma drug to inhibit norepinephrine transporter (NET), a second mechanism which reduces fluid production in the eye. In addition, we believe the AR-13324 dual-action MOA is highly complementary to the mechanism of the leading prostaglandin analogues (PGAs), which increase fluid outflow through a secondary drainage pathway in the eye.

In our Phase 2b clinical trial, which was successfully completed in June 2013, AR-13324 demonstrated a strong IOP-lowering effect, with mean IOP reductions of 5.7 and 6.2 mmHg (millimeters of Mercury) on days 28 and 14, respectively. In addition, AR-13324 demonstrated a consistent mean IOP-lowering effect irrespective of the baseline IOP’s of the patients entered into the trial, which included those with low to moderately elevated baseline IOPs. Based on published studies, currently marketed glaucoma drugs lose efficacy as the patient baseline IOP decreases and thus do not lower IOP as effectively in patients with low to moderately elevated baseline IOPs relative to patients with higher IOPs. Patients with low to moderately elevated IOPs at the time of diagnosis represent the significant majority of glaucoma patients.

AR-13324 is being prepared for two Phase 3 registration trials that are expected to commence in mid-2014, with total expected enrollment of approximately 1,200 patients. The trials will measure efficacy over three months and safety over 12 months. The primary efficacy endpoint of the trials will be to demonstrate non-inferiority of IOP lowering for AR-13324 (dosed once daily) compared to timolol (dosed twice daily). Timolol is the most widely used comparator in registration trials for glaucoma, and is also the most widely prescribed add-on therapy to PGAs.

Assuming we commence the trials on schedule, three-month efficacy results are expected to be released in mid-2015, and if the trials are successful, we expect to submit our NDA filing in the first half of 2016.

Triple-Action PG324

PG324 is a once-daily eye drop that combines our dual-action compound AR-13324 with latanoprost, a prostaglandin analogue that is the most widely prescribed glaucoma drug. If approved, we believe that PG324 would be the first glaucoma product to lower IOP through all three MOAs: increasing fluid outflow through the TM or primary drain, increasing fluid outflow through the uveoscleral pathway or secondary drain, and reducing fluid production in the eye. We believe that PG324, if approved, would be the only glaucoma product that covers the full spectrum of IOP-lowering mechanisms, thereby providing a greater IOP-lowering effect than any currently approved glaucoma product.

Triple-action PG324 has been tested in a preclinical primate model, and the results of a three-day study demonstrated that at all time points, PG324 dosed once daily reduced IOP substantially more than latanoprost alone dosed once daily. In addition, Aerie has established human proof of concept with previous ROCK inhibitor / PGA combination trials, which demonstrated significant IOP lowering beyond the PGA alone.

This product candidate is being prepared for a 28-day Phase 2b clinical trial that is expected to commence with first patient treated early in the first quarter of 2014. The study is expected to include approximately 300 patients and will compare two concentrations of PG324 to latanoprost and to AR-13324, all dosed once daily. The efficacy endpoint will be superiority of PG324 to each of its components. Results of the Phase 2b trial are currently expected in mid-2014.

Financial Results

The Company’s initial public offering closed on October 30, 2013. The financial results discussed below relate to the quarters ended September 30, 2013 and 2012, and the nine months ended September 30, 2013 and 2012.

The Company reported a net loss attributable to common stockholders as measured in accordance with U.S. generally accepted accounting principles (“GAAP”) for the quarter ended September 30, 2013 of $10.9 million, or $10.81 per share, compared to $3.7 million and $3.87 per share for third-quarter 2012. For the nine months ended September 30, 2013, the Company reported a GAAP net loss attributable to common stockholders of $21.3 million, or $21.61 per share, compared to $11.8 million and $12.38 per share for the nine months ended September 30, 2012.

The $10.9 million net loss for third-quarter 2013 includes $4.6 million in adjusted operating expenses (excluding stock compensation expense), reflecting adjusted research and development expenses of $2.3 million and adjusted general and administrative expenses also of $2.3 million. On a GAAP basis, operating expenses for third-quarter 2013 were $5.7 million, reflecting research and development expenses of $2.4 million and general and administrative expenses of $3.3 million. The results include non-cash charges totaling $6.3 million, including $3.6 million in warrant fair valuation charges, $1.5 million in accrued interest and amortization expense related to the Company’s notes that were subsequently converted to common equity upon the initial public offering in October 2013, $1.1 million in stock compensation expense, and $0.1 million in preferred stock-related charges.

The $3.7 million net loss for third-quarter 2012 includes $2.7 million in adjusted operating expenses (excluding stock compensation expense), reflecting adjusted research and development expenses of $1.4 million and adjusted general and administrative expenses of $1.3 million. On a GAAP basis, operating expenses for third-quarter 2012 were $2.8 million, reflecting research and development expenses of $1.4 million and general and administrative expenses of $1.4 million. The results include non-cash charges totaling $1.0 million, including $0.8 million in warrant fair valuation charges, $0.1 million in stock compensation expense, and $0.1 million in preferred stock-related charges.

The $21.3 million net loss for the nine months ended September 30, 2013 includes $13.9 million in adjusted operating expenses (excluding stock compensation expense), reflecting adjusted research and development expenses of $8.6 million, and adjusted general and administrative expenses of $5.3 million. On a GAAP basis, operating expenses for the nine months ended September 30, 2013 were $15.4 million, reflecting research and development expenses of $8.7 million and general and administrative expenses of $6.7 million. The nine-month results include proceeds of $1.3 million from the sale of a New Jersey state tax benefit in the first quarter of 2013. The results include non-cash charges totaling $6.8 million, including $3.9 million in warrant fair valuation charges, $2.9 million in accrued interest and amortization expense on the Company’s notes that were subsequently converted to common equity upon the initial public offering in October 2013, $1.5 million in stock compensation expense, and $0.4 million in preferred stock-related charges.

The $11.8 million net loss for the nine months ended September 30, 2012 includes $10.7 million in adjusted operating expenses (excluding stock compensation expense), reflecting adjusted research and development expenses of $7.2 million, and adjusted general and administrative expenses of $3.5 million. On a GAAP basis, operating expenses for the nine months ended September 30, 2012 were $11.0 million, reflecting research and development expenses of $7.3 million and general and administrative expenses of $3.7 million. The results include non-cash charges totaling $1.1 million, including warrant fair value charges of $0.4 million, $0.3 million in stock option expense, and $0.4 million in preferred stock-related charges.

Conference Call / Web Cast Information

Aerie management will host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss the Company’s financial results and provide a general business update.

The live webcast and a replay may be accessed by visiting Aerie’s website at http://investors.aeriepharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call (888) 734-0328 (U.S.) or (678) 894-3054 (international) to listen to the live conference call. The conference ID number for the live call is 10045249. Please dial in approximately 10 minutes prior to the call. Telephone replay will be available approximately two hours after the call. To access the replay, please call (855)-859-2056 (U.S.) or (404)-537-3406 (international). The conference ID number for the replay is 10045249. The telephone replay will be available until December 11, 2013.

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class glaucoma therapies. The Company is preparing for two Phase 3 registration trials where the primary efficacy endpoint will be to demonstrate non-inferiority of IOP lowering for AR-13324 (dosed once daily) compared to timolol (dosed twice daily). The Company is also preparing for a Phase 2b clinical trial where the primary efficacy endpoint will be to demonstrate superiority of PG324 to each of its components.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing clinical trials and anticipated Phase 3 and Phase 2b clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect, to our product candidates; our estimates regarding anticipated capital requirements and our needs for additional financing; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the potential advantages of our product candidates; our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations related to the use of proceeds from our initial public offering. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on regulatory approvals and economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” section contained in our final prospectus from our initial public offering which is on file with the Securities and Exchange Commission (SEC), and in the quarterly and annual reports that we file with the SEC. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Non-GAAP Financial Measures

To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures, some of which are discussed above: adjusted net income (loss), adjusted operating expenses, adjusted research and development expenses, adjusted general and administrative expenses, and adjusted other income (expense). For a description of the adjusted calculations and reconciliation to the nearest GAAP measure, please see the “Reconciliation of GAAP Net Loss to Adjusted Net Loss” table in this press release.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

The presentation of these financial measures is not intended to be considered in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of stock compensation expense, which is recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

AERIE PHARMACEUTICALS, INC.

(A Development Stage Company)

Balance Sheets

(in thousands, except share and per share data)

	September 30, 2013	December 31, 2012
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$4,619	$2,925
Prepaid expenses and other current assets	117	113
Deferred offering costs	2,330	—

Total current assets	7,066	3,038
Furniture, fixtures and equipment, net	114	133
Other assets, net	62	48

Total assets	$7,242	$3,219

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable and other current liabilities	$3,175	$1,437
Notes payable, net of discount—related parties	14,433	2,331
Interest payable—related parties	504	16

Total current liabilities	18,112	3,784
Warrants liability—related parties	11,485	2,456

Total liabilities	29,597	6,240

Commitments and contingencies
Convertible preferred stock, $0.001 par value, 87,872,909 shares authorized as of September 30, 2013 and 82,672,909 shares authorized as of December 31, 2012
Series A-1—2,000,000 shares authorized as of September 30, 2013 and December 31, 2012; 2,000,000 shares issued and outstanding as of September 30, 2013 and December 31, 2012	1,000	1,000
Series A-2—10,010,029 shares authorized as of September 30, 2013 and December 31, 2012; 10,000,000 shares issued and outstanding as of September 30, 2013 and December 31, 2012	10,000	10,000
Series A-3—22,479,476 shares authorized as of September 30, 2013 and December 31, 2012; 20,979,476 shares issued and outstanding as of September 30, 2013 and December 31, 2012	20,979	20,979
Series A-4—5,683,404 shares authorized as of September 30, 2013 and December 31, 2012; 4,895,904 shares issued and outstanding as of September 30, 2013 and December 31, 2012	4,826	4,606
Series B—47,700,000 shares authorized as of September 30, 2013 and 42,500,000 shares authorized as of December 31, 2012; 22,727,273 shares issued and outstanding as of September 30, 2013 and December 31, 2012	24,506	24,313

Total convertible preferred stock	61,311	60,898

Stockholders’ deficit
Common stock, $0.001 par value; 22,000,000 shares authorized as of September 30, 2013 and 20,000,000 shares authorized as of December 31, 2012; 1,021,209 and 964,880 shares issued and outstanding at September 30, 2013 (unaudited) and December 31, 2012, respectively;	1	1
Additional paid-in capital	1,123	4
Deficit accumulated during the development stage	(84,790)	(63,924)

Total stockholders’ deficit	(83,666)	(63,919)

Total liabilities, convertible preferred stock and stockholders’ deficit	$7,242	$3,219

AERIE PHARMACEUTICALS, INC.

(A Development Stage Company)

Statements of Operations and

Comprehensive Loss

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,		Period From Inception (June 22, 2005) to September 30,
	2013	2012	2013	2012	2013
Operating expenses
General and administrative	$(3,287)	$(1,416)	$(6,693)	$(3,701)	$(26,590)
Research and development	(2,399)	(1,373)	(8,727)	(7,305)	(51,876)

Loss from operations	(5,686)	(2,789)	(15,420)	(11,006)	(78,466)

Other income (expense)—net	(5,062)	(803)	(5,446)	(427)	(6,188)

Net loss	$(10,748)	$(3,592)	$(20,866)	$(11,433)	$(84,654)

Comprehensive loss	$(10,748)	$(3,592)	$(20,866)	$(11,433)	$(84,654)

Net loss attributable to common stockholders—basic and diluted	$(10,887)	$(3,730)	$(21,279)	$(11,845)

Net loss per share attributable to common stockholders—basic and diluted	$(10.81)	$(3.87)	$(21.61)	$(12.38)

Weighted average number of common shares outstanding—basic and diluted	1,006,893	964,880	984,727	957,079

Aerie Pharmaceuticals, Inc.

Reconciliation of GAAP Net Loss to Adjusted Net Loss

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net loss attributable to common stockholders—basic and diluted:
Net loss attributable to common stockholders—basic and diluted (GAAP)	$(10,887)	$(3,730)	$(21,279)	$(11,845)
Adjustments:
Stock-based compensation (a)	1,130	108	1,531	292
Change in fair value measurements of warrant liabilities (b)	3,585	788	3,850	441
Accrued interest and amortization expense related to notes subsequently converted to common equity (c)	1,477	—	2,865	—
Accretion related to convertible preferred stock (d)	139	138	413	412

Adjusted Net income (loss)	$(4,556)	$(2,696)	$(12,620)	$(10,700)

Operating expenses:
General and administrative expense:
General and administrative expense (GAAP)	$(3,287)	$(1,416)	$(6,693)	$(3,701)
Adjustments:
Stock-based compensation (a)	1,068	86	1,426	226

Adjusted general and administrative expense	$(2,219)	$(1,330)	$(5,267)	$(3,475)

Research and development expense:
Research and development expense (GAAP)	$(2,399)	$(1,373)	$(8,727)	$(7,305)
Adjustments:
Stock-based compensation (a)	62	22	105	66

Adjusted research and development expense	$(2,337)	$(1,351)	$(8,622)	$(7,239)
Operating expenses (GAAP)	(5,686)	(2,789)	(15,420)	(11,006)
Adjustments:
Stock-based compensation (a)	1,130	108	1,531	292

Adjusted operating expenses	$(4,556)	$(2,681)	$(13,889)	$(10,714)

Other income (expense):
Other income (expense) (GAAP)	$(5,062)	$(803)	$(5,446)	$(427)
Adjustments:
Change in fair value measurements of warrant liabilities (b)	3,585	788	3,850	441
Accrued interest and amortization expense related to notes subsequently converted to common equity (c)	1,477	—	2,865	—

Adjusted other income (expense)	$0	$(15)	$1,269	$14

Aerie is providing adjusted information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing this information enhances investors’ understanding of the Company’s performance. This information should be considered in addition to, but not in lieu of, information prepared in accordance with GAAP.

Explanation of adjustments:

(a)	Stock-based compensation: Exclude the non-cash stock-based compensation.

(b)	Change in fair value measurements of warrant liabilities: Exclude the non-cash change in fair value.

(c)	Accrued interest and amortization expense related to notes subsequently converted to common equity: Exclude the non-cash interest and amortization expense.

(d)	Accretion related to convertible preferred stock: Exclude the accretion related to convertible preferred stock.